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                                                                  Exhibit 32(a)


                            ONCOR ELECTRIC DELIVERY COMPANY
                          Certificate Pursuant to Section 906
                            of Sarbanes - Oxley Act of 2002
                                  CERTIFICATION OF CEO

         The undersigned, Erle Nye, Chairman of the Board and Chief Executive of Oncor Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 12th day of November, 2003.





                                        /s/   Erle Nye
                                  ---------------------------------------------
                                  Name: Erle Nye
                                  Title: Chairman of the Board and
                                         Chief Executive



A signed original of this written statement required by
Section 906 has been provided to Oncor Electric Delivery Company and will be retained by Oncor Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.